UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed on July 20, 2022 (the “Original Form 8-K”) by Sesen Bio, Inc. (the “Company”) announcing that, on July 15, 2022, the Company approved a restructuring plan to reduce operating expenses and better align its workforce with the needs of its business following the decision to pause further development of the Company’s lead asset, Vicineum™ in the US. This Current Report on Form 8-K/A amends and supplements the Original Form 8-K to disclose the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring plan.

As previously announced, the restructuring plan includes an incremental reduction in the Company’s workforce as well as additional cost-saving initiatives intended to preserve capital while the Company continues to assess potential strategic alternatives with the goal of maximizing shareholder value and seek a potential partner for the further development of Vicineum. The restructuring plan is expected to be substantially complete by the end of the fourth quarter of 2022.

The Company currently estimates that it will incur aggregate restructuring charges in the third and fourth quarters of 2022 ranging from approximately $13 million to 14 million, consisting primarily of severance and other employee-related cash costs of approximately $8 million, one-time cash costs associated with the termination of certain contracts of approximately $3 million and other cash costs associated with the restructuring plan of approximately $3 million. In addition to the cost savings expected from the restructuring plan, the Company is working closely with certain of its contract partners to negotiate refunds that may further offset the restructuring charges and otherwise mitigate costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K/A contains forward-looking statements, including, but not limited to, statements regarding estimated costs associated with the restructuring plan, the expected timing of implementing and completing the restructuring plan, the Company’s ability to preserve capital while it continues to assess potential strategic alternatives and seek a potential partner for the further development of Vicineum, the expected timing for incurring costs associated with the restructuring plan and the Company’s ability to negotiate refunds that may further offset the restructuring charges and otherwise mitigate costs, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be able to implement the restructuring plan as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, and the risk that the Company may not be successful in seeking a potential partner for further development of Vicineum, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 11, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer